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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 1994, by and between SUMMA INDUSTRIES, a California corporation (the "Company" or "Employer") and James R. Swartwout, an individual residing in the State of California ("Executive").

        WHEREAS, the Company desires to retain the services of Executive as President and Chief Executive Officer of the Company on the terms and conditions herein provided, and Executive is willing to provide such services on such terms and conditions;

        WHEREAS, Company and Executive desire to set forth the terms and conditions upon which Executive is to be employed by the Company; and

        WHEREAS, Company and Executive intend to act in good faith and deal fairly with each other.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties contained herein, the parties agree as follows:

1. Term. This Agreement shall continue in full force and effect for a period which shall commence as of the date indicated above and shall continue until terminated or as hereinafter provided.

2. Employment. Executive shall serve as President, Chief Executive Officer, and Chairman of the Board subject to the direction of the Company's Board of Directors. Executive shall devote such of his working time and effort to the business and affairs of the Company as may reasonably be required of him in the discharge of the duties and responsibilities of such office, but no less than 40 hours per week on average. Executive shall at all times perform his duties and obligations faithfully and diligently and to the best of Executive's ability.

3. Compensation. During the term of this Agreement, and any continuance hereof, as compensation for the services to be rendered and the other obligations undertaken by Executive hereunder, Executive shall be entitled to the following compensation:

        a) Salary. The Company shall pay Executive a base salary of $125,000 per year. Executive's base salary shall be reviewed by the Company's Board of Directors from time to time at its discretion, and Executive shall receive such base salary increases as the Company's Board of Directors shall determine. All such salary shall be payable in equal installments in conformity with the Company's normal payroll period.

        b) Annual Bonuses. In addition to the base salary specified in (a) immediately above, the Company shall pay Executive such annual bonuses as may be earned in accordance with an annual Performance Incentive Plan as described in EXHIBIT A.

4. Expenses. During the Term hereof, Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executive officers) in performing the services contemplated hereunder, provided that Executive properly accounts therefor in accordance with the Company's policy. Executive will receive a car expense allowance of $600 per month.

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5.      Benefits and Vacations.

        (a) Executive shall be entitled to participate in or receive benefits under the life, health and disability insurance plans or arrangements of an operating subsidiary of the Company as in effect on the date hereof for such period of time as such plans and arrangements shall remain in effect. In addition, Executive shall be entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance, health-and-accident plan or arrangement made available in the future by the Company or its subsidiaries to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of any compensation payable to Executive hereunder.

        (b) Executive shall be entitled to the number of paid vacation days in each calendar year, and to compensation for earned but unused vacation days, determined by the Company or its subsidiaries from time to time for its executives and key management employees. Executive shall also be entitled to all paid holidays given by the Company or its subsidiaries to its executives and key management employees.

        (c) A subsidiary of the company shall continue to pay disability insurance premiums for the benefit of the Executive.

6.      Termination.

        (a) Executive's employment hereunder shall terminate immediately upon death or permanent disability, in which case his estate shall be entitled to receive all payments as though he were terminated without Cause.

        (b) In the event that Executive shall be unable to perform the services contemplated hereunder by reason of temporary disability, illness or other incapacity, such failure to so perform such duties shall not be grounds for terminating the employment of Executive by the Company; provided, however, that the Company may terminate Executive's employment hereunder should the period of such incapacity exceed six (6) consecutive months, at which time Executive's disability will be deemed to be permanent. Any such termination shall not be considered to be for "Cause" as defined in subparagraph (c) immediately below.

        (c) Executive's employment hereunder may be terminated by the Company prior to the expiration of the Term, with or without Cause, immediately upon delivery by the Company of a written notice of termination; provided, however, that if the Company shall not have Cause to terminate Executive's employment hereunder, then upon any such termination, and as a condition to the effectiveness thereof, the Company shall pay to Executive as severance pay, in one lump sum, an amount equal to six months' salary at the level then being paid to Executive in accordance with Paragraph 3 above, together with a pro-rated portion of earned bonus, after deducting any amounts lawfully owing from Executive to the Company, and shall thereafter have no further obligation to Executive. For these purposes, "Cause" means (i) the willful and continued failure, after written notice thereof, by Executive to substantially perform Executive's duties hereunder, other than any such failure resulting from Executive's temporary disability, or (ii) the willful engaging by Executive in gross misconduct materially injurious to the Company. For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done by Executive or omitted to be done, other than in good faith and with a reasonable belief that Executive's action or omission was in the best interests of the Company. In the event that Executive is terminated for Cause, the Company shall pay Executive's salary through the date of termination, after deducting any amounts lawfully owing from Executive to the Company, and shall thereafter have no further obligation to Executive.

        (d) Executive may terminate this Agreement upon written notice to the Company, in which case the Executive will be paid as though he had been terminated for Cause as described in Paragraph

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6.(c), unless termination by Executive is made for "Good Reason" as defined in paragraph 6.(e), in which case Executive will be paid as though he had been terminated without Cause.

        (e) Executive shall be entitled to terminate his employment with Employer hereunder for "Good Reason". For purposes of this Agreement, any termination of employment under any one or more of the following circumstances shall be for "Good Reason":

        (i) Without Executive's express written consent, the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Employer or a change in Executive's reporting responsibilities, titles or offices as in effect upon the execution hereof, or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with the termination of Executive's employment for Cause, Disability, Retirement or as a result of death;

        (ii) The reduction by Employer in Executive's base salary, as the same may thereafter be increased from time to time;

        (iii) The failure by Employer to continue Executive's participation in the bonus and other compensation plans and incentive plans specified in subparagraph 3.(b) hereof;

        (iv) The failure by Employer to continue Executive's participation in any benefit plan, pension plan, qualified retirement plan, life insurance plan, vacation plan, holiday plan, car lease plan, medical expense, health and accident plan or disability plan, or expense reimbursement arrangement specified in paragraphs 4 and 5 hereof, or the taking of any action by Employer (prompt notice of which shall be provided to Executive) which would adversely affect Executive's participation in (including increasing Executive's costs of such participation), or materially reduce Executive's benefits under, any of such plans, or which would deprive Executive of any other fringe or personal benefit under any of such plans; provided, however, that notwithstanding the provisions of this subparagraph 6.(e) (iv), Employer's providing benefits of a type or amount different than as provided for hereinabove shall not be deemed a violation of this subparagraph if required by law;

        (v) The relocation of Employer's principal executive offices to a location outside Orange County, California, or the requirement by Employer that Executive be based anywhere other than at Employer's principal executive offices or the location where Executive is based at the time of execution hereof, except for required travel on Employer's business to an extent substantially consistent with Executive's business travel obligations in effect immediately prior to the execution hereof; or, in the event Executive consents to any such relocation of Employer's principal executive offices or change in the location where Executive is based, the failure by Employer (A) to pay (or promptly reimburse Executive for) all reasonable moving expenses incurred by Executive relating to a change of Executive's principal residence in connection with such relocation, and (B) to indemnify Executive against any loss (defined as Executive's cost of terminating any lease for such residence, if it is leased, or if Executive owns such residence the difference between the actual sale price of such residence and the higher of Executive's aggregate investment in such residence or the fair market value of such residence as determined by any real estate appraiser designated by Executive and reasonably satisfactory to Employer) realized in the lease termination or sale of Executive's principal residence in connection with any such change of residence, and (C) to reimburse Executive for the amount of any federal, state and local income taxes for which Executive becomes liable by a reason of Executive's receipt of any amounts under this subparagraph;

        (vi) Any purported termination of Executive's employment by Employer which is not effected pursuant to a notice of Termination satisfying the requirements of subparagraph 6.(f) below.

        (f) Any termination of Executive's employment by Employer for Disability, Retirement or Cause, or by Executive for Good Reason, shall be communicated by Written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which

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shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and shall set forth the date upon which such termination is to become effective.

7. Change In Control. Notwithstanding any provision in paragraph 6 hereof to the contrary, the provisions of this paragraph 7 shall control, to the exclusion of any other provision of this Agreement, in the event that there has been a "Change in Control" of Employer, as defined hereafter. In such event, regardless of whether Executive's employment is terminated as a result of such event, Executive shall be entitled to receive and the Company will be obligated to pay to Executive as a special bonus, an amount equal to two years' salary at the level then being paid to Executive in paragraph 3 above. For the purposes of this agreement, "Change in Control" means:

        (i) the acquisition by a person or a group of related persons, other than the Company or a person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Securities possessing (whether immediately or upon subsequent conversion or exercise) thirty percent (30%) or more of the total voting power of the Company's outstanding securities, or

        (ii) the acquisition by a person or a group of related persons, other than the Company or a person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Securities possessing (whether immediately or upon subsequent conversion or exercise) the right to elect a majority of the Company's Board of Directors, or

        (iii) the sale, transfer or other disposition (other than in the ordinary course) of fifty percent (50%) or more of the total fair market value of the Company's assets, as measured by the Company's most current financial statements, or

        (iv) the first date within any period of thirty-six (36) consecutive months or less on which there is effected a change in the composition of the Company Board such that a majority of the Board (determined by rounding up the next whole number) ceases to be comprised of individuals who either (I) have been members of the Company Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board.

8. Proprietary Information. Executive acknowledges that certain technological and other information may from time to time be disclosed to Executive by Company during the continuance hereof. Executive hereby acknowledges that all such information and technology, whether currently existing or hereafter developed by Company through or involving the services and efforts of Executive hereunder, shall at all times consist of and be preserved by Executive as valuable trade secrets and confidential information which is proprietary to and owned exclusively by Company, and that Executive does not have, and shall not have or hereafter acquire, any rights in or to any of such information and technology, including without limitation any patents, inventions, discoveries, know-how, trademarks or trade names used or adopted by Company in connection with the design, development, manufacture, marketing, sale or installation of any products which at any time during the continuation hereof may be offered and sold or licensed by Company. Executive further warrants and agrees that he shall not at any time, whether during the continuance of this Agreement or after its expiration or earlier termination, whether by Executive or by Company, in any manner or form, directly or indirectly, use, disclose, duplicate, license, sell, reveal, divulge, publish or communicate any portion of any such information or technology, nor use, disclose duplicate, license, sell, reveal, divulge, publish or communicate any other confidential information concerning Company, or any customers or other products of Company, to any person, firm or entity.

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9. Competition. During the Term hereof, Executive shall not, without company's prior written consent, directly or indirectly engage in any business activity, or have any interest in any person, firm or other entity engaged in any business activity, in which Company at the time is engaged or to the knowledge of Executive, is planning to engage. During the Term hereof and for a period of 2-years thereafter, Executive shall not directly or indirectly: (a) divert or take away or solicit or attempt to divert or take away any of Company's customers, including without limitation those customers with whom Executive became acquainted while retained by Company; (b) employ, or knowingly permit any business entity controlled by Executive to employ, any person who during the period of twelve (12) months immediately preceding such time has been employed by Company; (c) solicit or otherwise seek to induce any employee of Company to leave his or her employment with company; or (d) undertake planning for or organization of any business activity that will injure Company's business, or conspire with employees of Company for the purpose of organizing any such injurious business activity.

10.     General Provisions.

        (a) Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the Company or Executive at their respective last known address. Either party may change its address by written notice given in accordance with this subparagraph.

        (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Executive may not assign any or all of Executive's rights or duties hereunder without the prior written consent of the Company.

        (c) This Agreement is made and entered into, is to be performed primarily within, and shall be governed by and construed in all respects in accordance with the laws of the State of California.

        (d) Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

        (e) Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

        (f) This Agreement contains the entire agreement of the parties, and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the retention of Executive by Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained herein shall be relied upon or be valid or binding. This Agreement may not be modified or amended by oral agreements, but only by an agreement in writing signed by Company on the one hand, and by Executive on the other hand.

        (g) In the event of any litigation between Executive and Company concerning the rights or obligations of any party under this Agreement, the non-prevailing party shall pay the reasonable costs and expenses, including attorneys' fees, of the prevailing party in connection therewith.

        (h) The Company shall indemnify Executive to the fullest extent permitted by applicable law with respect to any claims arising from the performance by Executive of his duties hereunder during the Term of this Agreement.

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        (i) The obligations of Executive under paragraphs 8 and 9 hereof shall survive the termination of this Agreement to the extent specified in paragraphs 8 and 9, respectively; the obligations of the Company under paragraph 10(h) immediately above shall survive termination of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


"Company"                                             "Executive"

SUMMA INDUSTRIES                                      /s/ James R. Swartwout
a California Corporation                              --------------------------
                                                          James R. Swartwout
By: /s/ James R. Swartwout
    -------------------------

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                                    EXHIBIT A
                                 EXECUTIVE BONUS

The Board of Directors shall, at its sole discretion, award an annual bonus of between zero and forty percent (0-40%) of Executive's base salary. In determining the level of the bonus, the Board will consider Executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Board will consider various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which Executive has contributed to forming a strong management team and other factors which the Board believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives.

The Bonus will be based on performance during each Fiscal Year of the Company. The Board will determine the level of the Bonus at its first meeting after the completion of an independent audit of company's financial statements. Payment of the Bonus can be in the form of cash or securities of the Company, at the election of Executive, and will be made within 90 days after the completion of the audit.